UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2006

ICF International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33045	22-3661438
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

9300 Lee Highway Fairfax, Virginia	22031
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 934-3000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communication pursuant to Rule 245 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchanged Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On October 18, 2006, ICF Emergency Management Services, LLC (“ICF EMS”), which is a wholly-owned subsidiary of ICF International, Inc. (“ICF”), and the State of Louisiana, through the Division of Administration, Office of Community Development (“OCD”), entered into a Third Amendment of Contract (the “Third Amendment”). The effective date of the Third Amendment was October 12, 2006, and it amended the Contract dated June 12, 2006 (the “Initial Contract”) between ICF EMS and OCD. The Initial Contract had been previously amended by a First Amendment to Contract dated July 24, 2006 (the “First Amendment”) between ICF EMS and OCD and by a Second Amendment of Contract dated September 28, 2006 (the “Second Amendment”) between ICF EMS and OCD. The Initial Contract, as amended by the First Amendment, the Second Amendment and the Third Amendment, is referred to below as the “Project Contract”.

Under the Initial Contract, ICF EMS agreed to serve as Louisiana’s Road Home Housing Program Manager (the “Project”). In this capacity, ICF EMS generally agreed to:

•	open and operate housing assistance centers in various locations within and outside the State of Louisiana to serve displaced residents;

•	develop a management information system for the program;

•	develop and initiate an outreach and public education campaign designed to provide information on the Road Home Program and housing assistance centers;

•	complete training sessions for home inspectors, financial institutions and building professionals;

•	initiate and complete a pilot program to process a sampling of pre-registered applicants to a final award in accordance with an operational plan ICF EMS develops; and

•	interact with various state and federal agencies to facilitate the transmission of data necessary for program implementation.

The Initial Contract set out in detail the scope of services to be provided in the initial, four month phase (“Phase I”) of the Project. The Initial Contract contemplated amendment thereof for the purpose of further delineating the scope of services for subsequent phases of the Project. The Third Amendment sets forth the scope of services for Phases Two and Three of the Project. In Phases Two and Three, ICF EMS will continue to enlarge the program to receive and qualify applications, counsel applicants at additional housing assistance centers, augment the information technology infrastructure for application processing and data verification, maintain a full-service call center, expand program outreach, and provide housing counseling and assistance to qualified homeowners and small rental unit landlords affected by Hurricanes Katrina and Rita.

The Third Amendment also addresses certain compensation and payment matters. The Third Amendment set the maximum compensation to ICF EMS under the Project Contract at $756 million, inclusive of amounts paid in Phase I. The Third Amendment further addressed the hourly fee basis, unit price basis and fixed price components of the engagement on the Project:

•	Labor categories and rates for hourly fee services to be performed on or after October 21, 2006 through January 13, 2007 are specified in the Third Amendment, as are the processes by which billing rates will be determined thereafter.

•	Unit prices for work to be performed on or after October 12, 2006 are specified.

•	Reimbursement for other direct costs and for travel costs, together with a management fee for managing other direct costs, are also specified.

The Initial Contract was filed as Exhibit 10.14 to the Registration Statement on Form S-1/A filed by ICF on July 21, 2006. The First Amendment is filed herewith as Exhibit 10.1, the Second Amendment is filed herewith as Exhibit 10.2 and the Third Amendment is filed herewith as Exhibit 10.3. Each such Exhibit is incorporated herein by reference, and the descriptions herein of the terms of each of the Initial Contract, the First Amendment, the Second Amendment and the Third Amendment are qualified in their entirety by the copies thereof filed as Exhibits.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

10.1	First Amendment to Contract dated July 24, 2006 between ICF Emergency Management Services, LLC and the State of Louisiana, through the Division of Administration, Office of Community Development

10.2	Second Amendment of Contract dated September 28, 2006 between ICF Emergency Management Services, LLC and the State of Louisiana, through the Division of Administration, Office of Community Development

10.3	Third Amendment of Contract dated October 18, 2006 between ICF Emergency Management Services, LLC and the State of Louisiana, through the Division of Administration, Office of Community Development

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICF International, Inc.
(Registrant)

Date: October 24, 2006	By:	/s/ Sudhakar Kesavan
Sudhakar Kesavan
Chairman, President & Chief Executive Officer

Exhibit Index

Exhibit No.	Document
10.1	First Amendment to Contract dated July 24, 2006 between ICF Emergency Management Services, LLC and the State of Louisiana, through the Division of Administration, Office of Community Development

10.2	Second Amendment of Contract dated September 28, 2006 between ICF Emergency Management Services, LLC and the State of Louisiana, through the Division of Administration, Office of Community Development

10.3	Third Amendment of Contract dated October 18, 2006 between ICF Emergency Management Services, LLC and the State of Louisiana, through the Division of Administration, Office of Community Development